Corteva Announces $1 Billion Share Repurchase Program and Quarterly Dividend
Company Reinforces Commitment to Shareholder Value
E. I. du Pont de Nemours and Company Announces Regular Quarterly Dividend on Preferred Stock

WILMINGTON, Del., June 26, 2019 - Corteva, Inc. (NYSE: CTVA) today announced the authorization of a $1 billion share repurchase program and first common stock dividend after its spinoff from DowDuPont - collectively reinforcing the Company’s ongoing commitment to return value to shareholders.

The Company’s Board of Directors authorized a $1 billion share repurchase program. The program is expected to be completed in three years. Under this program, shares of the Company’s common stock may be repurchased periodically in open-market or private transactions. The actual timing, number and value of shares repurchased under the Company’s authorized share repurchase program will be determined by management at its discretion and will depend on a variety of factors including the market price of Corteva common stock, general market and economic conditions, applicable legal requirements and other business considerations.

Greg Friedman, Executive Vice President and Chief Financial Officer of Corteva Agriscience said, “We have established a capital structure and disciplined financial policy that together prioritize value creation and focus on returning this value to shareholders.” Friedman continued, “The authorization of this share repurchase program, which we intend to execute over three years, is a solid proof point of this disciplined approach.”

The Company’s Board of Directors also authorized a common stock dividend of 13 cents per share, payable September 13, 2019, to the Company’s shareholders of record on July 31, 2019. This marks the first cash dividend to be issued by the Company since its spinoff from DowDuPont on June 1, 2019.

James C. Collins, Jr., Chief Executive Officer of Corteva Agriscience said, “Collectively, these actions underscore the Board’s confidence in our growth strategy and further reinforce our commitment to building a shareholder-friendly company.” Collins continued, “The initiation of a quarterly common stock dividend signifies an important next step in this commitment and our focus on consistently and continuously returning excess cash to shareholders.”

Additional Information on Corteva, Inc. Common Stock Dividend Policy

The Company expects to pay common stock dividends on a quarterly basis and in the medium term targets a dividend policy of 25 to 35 percent of annual net income.

E. I. du Pont de Nemours and Company Announces Preferred Stock Dividend

The Board of Directors of E. I. du Pont de Nemours and Company declared regular preferred stock dividends of $1.12-1/2 per share on the $4.50 series preferred stock and $0.87-1/2 per share on the $3.50 series preferred stock - both payable October 25, 2019 to E. I. du Pont de Nemours and Company (EID) stockholders of record October 10, 2019. EID is a wholly-owned subsidiary of Corteva, Inc.

About Corteva Agriscience™
Corteva Agriscience provides farmers around the world with the most complete input portfolio in the industry to enable them to maximize yield and profitability - including some of the most recognized brands in agriculture: Pioneer®, Granular®, Brevant™ seeds, as well as award-winning Crop Protection products - while bringing new products to market through its robust pipeline of active chemistry and technologies. The company is committed to working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. Corteva Agriscience became an independent public company on June 1, 2019, and was previously the Agriculture Division of DowDuPont. More information can be found at www.corteva.com.

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Cautionary Statement About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “targets,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in Corteva’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2019 filed with the U.S. Securities and Exchange Commission.

6/26/19

® TM SM Trademarks and service marks of Dow AgroSciences, DuPont or Pioneer, and their affiliated companies or their respective owners.

Media Contact:
Gregg M. Schmidt
+1-302-485-3260
gregg.m.schmidt@corteva.com

Investor Contact:
Megan Britt
+1-302-485-3279
megan.britt@corteva.com

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